SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                                 June 24, 1997

                            Nooney Realty Trust, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Missouri
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                 (State or Other Jurisdiction of Incorporation)

                                     0-13758
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                            (Commission File Number)

                                   43-1339136
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                      (I.R.S. Employer Identification No.)

              7701 Forsyth Boulevard, St. Louis, Missouri  63105
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               (Address of Principal Executive Offices) (Zip Code)

                                 (314) 863-7700
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, If Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

         On June 24, 1997 the Trust entered into a Settlement Agreement relating to a lawsuit brought on June 5, 1997, by KelCor, Inc., a shareholder of the Trust, in the Circuit Court of St. Louis County, Missouri. A copy of the Settlement Agreement is attached as an exhibit. The lawsuit sought, among other things, (1) a declaratory judgment that shares in excess of 9.8% of the outstanding shares of the Trust held by Physicians Insurance Company of Ohio, Inc. and its subsidiaries (the "PICO Group") are Excess Shares as defined in
Section 8.8 of the Trust's bylaws and therefor not entitled to vote or be considered in determining the presence of a quorum on any matter on which the Trust's shares are entitled to vote, and (2) an injunction to enjoin the Trust from, among other things, soliciting or voting any proxies in connection with, or conducting, any annual or special meeting of shareholders.

         In the Settlement Agreement the Trust agreed to, among other things, postpone its Annual Meeting of Shareholders previously called for July 3, 1997, and to call a Special Meeting of Shareholders to vote on an amendment to Section
8.8 of the bylaws (which will require the affirmative vote of 62% of the outstanding shares of the Trust).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         See Exhibit Index.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Nooney Realty Trust, Inc.
                                        (Registrant)

Date: June 27, 1997                     By: Gregory J. Nooney, Jr.
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                                            Gregory J. Nooney, Jr.
                                            Chairman of the Board and Chief
                                            Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.  Description
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   99.1      Settlement Agreement dated as of June 24, 1997 between
             Kelcor, Inc. and Nooney Realty Trust, Inc.

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